Contacts:
Noel R. Ryan III
Lambert, Edwards & Associates
616-233-0500 / aacc@lambert-edwards.com

Asset Acceptance Capital Corp. Announces

Retirement of Founder and Chairman Rufus “Bud” Reitzel, Jr.

WARREN, Mich., Feb. 15, 2006—Asset Acceptance Capital Corp. (NASDAQ: AACC) announced today that the company’s founder and Chairman, Rufus “Bud” Reitzel, Jr. will retire from his position as chairman and as a member of the board of directors effective February 28, 2006. Reitzel had served as Asset Acceptance’s CEO until June 2003, after which he assumed the position of chairman.

Reitzel founded the organization that would eventually become Asset Acceptance Capital in 1962. Over the course of several decades, Reitzel’s once-modest collections operation developed into one of the largest, most highly regarded accounts receivable management operations in the industry. Mr. Reitzel’s “disciplined yet opportunistic” approach to the acquisition of both traditional and non-traditional debt portfolios helped to pave the way for widespread validation of debt collection as a viable and profitable growth industry.

“As one of the most respected pioneers in the accounts receivable management industry, and as the founder of our Company, Bud will be missed,” said Brad Bradley, president and CEO of Asset Acceptance Capital Corp. “His long-standing commitment to the employees of Asset Acceptance, myself included, has been central to our progress during the past decades. As we continue to grow as a Company, the values and ethics instilled by Bud during his tenure will continue to live on, led by the same management team he has entrusted to run Asset Acceptance during the past 10 years.”

“The growth and development of Asset Acceptance has been a great source of pride for me and those involved in the business during the past 44 years,” said Bud Reitzel, founder and chairman of Asset Acceptance Capital Corp. “My decision to retire reflects my genuine confidence in the talents and abilities of the management team we currently have in place. Each member of senior management has proven their ability to execute the strategy we have established for the business. With these assurances in mind, I believe the time has come to complete the transition we started when Brad became CEO in 2003. As the business shifts into the next phase of growth, I am encouraged by the roadmap management has developed in their continued efforts to build shareholder value.”

Upon Retizel’s retirement from the Company, the board of directors has elected to name Brad Bradley as the chairman of the board of directors, in addition to his current role as president and CEO of Asset Acceptance, effective March 1, 2006.

About Asset Acceptance Capital Corp.
For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit the Company’s web site at .

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, at the time such statements were made, with respect to the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. In addition, words such as “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, and additional factors discussed in the Company’s periodic reports filed with the Securities and Exchange Commission on Form 10-K and 10-Q and exhibits thereto. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward- looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements. In addition to the foregoing, several Risk Factors are discussed in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under the section titled “Forward Looking Statements” and those discussions regarding risk factors as well as the discussion of forward looking statements in such sections are incorporated herein by reference.

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